Exhibit 5.1

PW Richter plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

Telephone: (703) 725-7299

April 30, 2026

Vesicor Therapeutics, Inc.

207 South Santa Anita Street, Suite P-15

San Gabriel, California 91776

Re:	Black Hawk Acquisition Corporation/Vesicor Therapeutics, Inc. Registration Statement on Form S-4 (File Number 333-292402)

Ladies and Gentlemen:

We have acted as counsel to Vesicor Therapeutics, Inc. (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 23, 2025, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company, as co-registrant, and Black Hawk Acquisition Corporation (“BHAC”), as registrant, relating to the transactions contemplated by that certain Business Combination Agreement, dated as of April 26, 2025 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, BHAC and BH Merger Sub, Inc., BHAC’s wholly owned subsidiary, thereto (the “Business Combination”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Business Combination Agreement or Registration Statement. Upon and assuming the consummation of the Business Combination in accordance with the terms and conditions of the Business Combination Agreement, and compliance with all requirements under the laws of the State of Delaware pertaining to the Business Combination and all transactions thereunder, the Company, which shall reincorporate from State of California to the State of Delaware prior to the consummation of the Business Combination, shall be the surviving corporation as a result of and upon consummation of the Business Combination (“PubCo”).

The Registration Statement relates to up to 10,073,740 shares of PubCo common stock, par value $0.0001 per share (“PubCo Common Stock”), to be issued in the Business Combination. (“common stock1”).

This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of the Certificate of Articles of Incorporation of PubCo to be filed with the Secretary of State of the State of Delaware and to be effective upon consummation of the Business Combination (the “Certificate”); (iv) the form of Bylaws of PubCo to be effective upon consummation of the Business Combination (the “Bylaws”); and (v) such other records, certificates and documents as we have considered necessary or appropriate for purposes of the opinions expressed herein.

In such examination, we have assumed the legal capacity of all natural persons and all entities, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents. As to any facts material to the opinions expressed herein that we did not independently establish, we have relied upon statements and representations of officers and other representatives of the Company, BHAC and others, and of public officials.

For purposes of this opinion, we have further assumed that prior to the issuance of any of the shares of common stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and such effectiveness will not have been suspended; (ii) the stockholders of BHAC and Company will have approved and adopted the Business Combination Agreement and the transactions contemplated thereby; (iii) the Certificate will have been duly authorized, executed and filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (“DGCL”); (iv) the Bylaws will have been duly adopted and be in full force and effect; and (v) the Business Combination will have been consummated in accordance with the terms of the Business Combination Agreement and all applicable laws and will have become effective under the DGCL.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that the shares of PubCo common stock to be issued by PubCo pursuant to the Business Combination Agreement will be duly authorized and, when issued in accordance with the Business Combination Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the DGCL and the laws of the State of Delaware applicable to the issuance of capital stock by a Delaware corporation. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any of other jurisdiction or other matters outside the matters expressly addressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ PW Richter plc
[PW Richter plc]